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MAYER, BROWN, ROWE & MAW
 190 SOUTH LA SALLE STREET
CHICAGO, ILLINOIS 60603-3441

Exhibit 5.3

MAIN TELEPHONE 312-782-0600 MAIN FAX 312-701-7711

November 20, 2002

TransCanada PipeLines Limited
450 - 1st Street S.W.
Calgary, Alberta, Canada, T2P 5H1

Ladies and Gentlemen:

We hereby consent to the references to this firm under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-101140) of TransCanada PipeLines Limited.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw
MAYER, BROWN, ROWE & MAW

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Exhibit 5.3